EXHIBIT 99.1

RELEASE AGREEMENT

This Release Agreement is entered into this 14th day of February, 2011 (“Agreement”), by and between CAPITAL GROWTH SYSTEMS, INC., a Florida corporation, having its principal place of business at 200 South Wacker Drive, Suite 1650, Chicago, Illinois 60606 (the “Company”) and George A. King (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of September 2006 and amended effective December 28, 2007 (the “Employment Agreement”); and

WHEREAS, the Company and Executive have agreed to terminate the Employment Agreement releasing each other from all further obligations except those specifically identified therein as surviving such termination.

THEREFORE, in consideration of the covenants and obligations set forth below, the Company and Executive agree as follows:

1.           Separation from Employment.  Executive’s employment with the Company will terminate on February 14, 2011 (the “Effective Date”).

2.           Notice.  Executive agrees that the notice of his termination he has heretofore received is adequate for the purpose of the notice requirements in the Employment Agreement.

3.           Severance.  The Company agrees to pay Executive severance benefits in accordance with the terms of the Employment Agreement, as may be amended from time to time, but more specifically as hereinafter described, commencing as soon as practicable following the expiration of the rescission period referred to in Section 8(e) below:  (i) any Accrued Obligations of Executive as defined in the Employment Agreement, which Company and Executive have agreed shall be six (6) weeks of accrued and unused vacation pay, less all customary and standard withholding and deductions; and (ii) severance in the amount of Sixty-Two Thousand Five Hundred ($62,500) Dollars to be paid in six (6) equal installments of Ten Thousand Four Hundred Sixteen and 66/100 ($10,416.66) Dollars, bi-monthly with a first payment to be made at the end of the month following the Effective Date, less all customary and standard withholding and deductions, representing a three (3) month continuation of Executive’s base salary by the Company (the “Continuation Period”).

By his execution of the Release Agreement, Executive acknowledges that he shall not be paid for or receive any Stock Options, Performance Equity Options or Additional Stock Options, as were referenced in the Employment Agreement and Amendment No. 1 to the Employment Agreement.

4.           Benefits.  The Company shall continue to pay for fifty (50%) percent of Executive’s health insurance coverage through the Continuation Period  in accordance with the most favorable plan, practices, programs or policies of the Company then in effect.  Thereafter, Executive shall be eligible to elect to purchase, at his own expense, health insurance coverage under the Company’s group insurance program as allowed pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), at the Company’s group rate, for the remainder of the period which expires eighteen (18) months from the Effective Date.  In the event that during the Continuation Period Executive becomes subject to a health insurance plan (“New Plan”) other than that provided by the Company or pursuant to COBRA coverage as aforesaid, then effective as of the date of commencement of coverage of Executive pursuant to the New Plan, the Company shall be under no further obligation to provide health insurance coverage to Executive.  Executive agrees to provide to the Company written notice of commencement of coverage under the New Plan, if any, no later than the date of commencement of such coverage.

The Company shall continue life insurance and other benefits for Executive through the Continuation Period in accordance with the most favorable plan, practices, programs or policies at the Company then in effect, subject to no obligation to do so following commencement of the New Plan.

5.           Release of Claims.  After adequate opportunity to review this Release Agreement and to obtain the advice of legal counsel of Executive’s choice, Executive hereby releases, acquits and forever discharges the Company, each of the other Companies, Pivotal Global Capacity, LLC (“Pivotal”) and all of the respective directors, officers, members, managers, agents, employees, affiliates, parents, successors and assigns of each of the Companies and Pivotal, from any and all liability whatsoever arising from or relating to:  (i) his employment by the Company or any of its subsidiaries (collectively, the “Companies”), (ii) his separation from employment with the Company; or (iii) any other claim or liability, but excluding liabilities from claims arising under this Agreement.  Subject to the foregoing, by this Release, Executive gives up any right to make a claim, bring a lawsuit, or otherwise seek money damages or court orders as a result of or arising out of his employment by the Company, his separation from employment with the Company, any of the transactions associated with the bankruptcy of the Company or the purchase of assets of the Companies by Pivotal or otherwise.  Executive hereby acknowledges and intends that this Release applies to any statutory or common law claims which have arisen through the date of Executive’s signature below, including but not limited to, any and all claims of unpaid wages, stock options, wrongful termination, defamation, intentional or negligent infliction of emotional distress, negligence, breach of contract, fraud, and any claims under the Age Discrimination in Employment Act (ADEA), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Illinois Human Rights Act (IHRA), the New York Human Rights Law, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Whistleblower Protection Act of 1989, the Illinois Whistleblower Act, New York Labor Laws § 740 and 741, Sarbanes Oxley, and any other similar local, state or federal statute(s).  Executive acknowledges that this Release includes all claims Executive is legally permitted to release and as such does not apply to any claim for reemployment benefits, nor does it preclude Executive from filing a charge of discrimination with the state Department of Human Rights or the federal Equal Employment Opportunity Commission although Executive would not be able to recover any damages if Executive filed such a charge.  This Release includes but is not limited to all claims relating to Executive’s employment and the separation of Executive’s employment.  This Release Agreement shall be binding upon Executive and upon his heirs, administrators, representatives, executors, successors and assigns.  Notwithstanding anything to the contrary contained herein, in no event shall this Release Agreement constitute a release by Executive of his rights with respect to accrued benefits to which he would otherwise be entitled under any of the Company's employee benefit plans, programs or other employee benefit arrangements (excluding any severance plans or arrangements).

6.           Covenants and Creations.  Executive acknowledges that his obligations under Sections 9 and 10 of the Employment Agreement shall survive Executive’s termination and the termination of the Employment Agreement.  In the event of a breach or threatened breach by Executive of Section 9 or Section 10 of the Employment Agreement, Executive agrees that Executive’s breach of the terms of either Section 9 or Section 10 shall constitute irreparable harm to Company and Company shall be entitled to obtain an injunction restraining such breach, but nothing herein shall be construed as prohibiting Company from pursuing any other remedy available to Company for such breach or such threatened breach.  Pivotal shall be deemed to be a third-party beneficiary for purposes of enforcing all of the rights of Company under this Agreement, including but not limited to any action to enforce the terms of Section 9 and Section 10 of the Employment Agreement.

7.           Entire Agreement.  This instrument contains the entire agreement of the parties.  It may not be changed except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.  Company shall have the right to assign this Agreement to Pivotal at any time on or following the date of the transfer of a material portion of the assets of the Company to Pivotal or any of its Affiliates.

8.           Notification of Rescission Rights.

(a)           This Release Agreement contains a release of certain legal rights which Executive may have to bring a claim of age discrimination under the ADEA or the IHRA or the New York Human Rights Law.  Executive should consult with an attorney regarding such release and other aspects of this Release Agreement before signing.

(b)           The termination of Executive’s employment by the Company will not be affected by Executive’s acceptance or failure to accept this Release Agreement.  If Executive does not accept the terms hereof, or if Executive revokes his acceptance of this Release Agreement, the Company will not provide to him the benefits described herein.

(c)           Executive has been given twenty-one (21) days to consider whether or not to sign an agreement containing the Release of Claims set forth in Section 5, starting from January 19, 2011.  Executive may sign this agreement at any time prior to its revocation by Company.

(d)           After Executive has accepted this Release Agreement by signing it, he may revoke his acceptance for a period of seven (7) days after the date he signed this Release Agreement.  This Release Agreement will not be effective until this seven (7) day revocation period has expired.

(e)           If Executive wishes to revoke his acceptance of this Release Agreement he must notify the Company in writing within the seven (7) day revocation period.  Such notice must be delivered to the Company in person or mailed by certified mail, return receipt requested, addressed to:  Capital Growth Systems, Inc., 200 South Wacker Drive, Suite 1650, Chicago, IL  60606, Attention: Board of Directors.  If Executive fails to properly deliver or mail such written revocation as instructed, the revocation will not be effective.  In the event of a timely rescission, all obligations of the parties hereto shall be null and void.

9.           Prior Agreements.  This Agreement shall supersede all prior agreements between the Company and the Executive.

10.           Confidentiality of this Agreement.  The Company and Executive hereby agree to keep the terms and conditions of this Agreement strictly confidential (except as to any disclosures which may be required by any governmental agency or court of law) and each agrees not to make, or cause to be made, oral or written statements or communications which injure or impugn, or may intend to injure or impugn, either party’s business reputation.

11.           Validity.  The invalidity or unenforceability of any particular provision or language of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such valid or unenforceable provisions or language were omitted.

12.           Applicable Law.  This Agreement shall be governed by the laws of the State of Illinois without reference to its conflict of law principles and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors, and permitted assigns.

13.           Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or the breach of this Agreement, other than claims for specific performance or injunctive relief pursuant to Sections 9 and 10 of Executive’s Employment Agreement, shall be settled by arbitration before one (1) arbitrator conducted in Chicago, Illinois, and judgment upon any award rendered by the arbitrator may be entered in Illinois State or United States Federal Court sitting in Chicago, Illinois.

I agree to accept the terms of this Release Agreement.

COMPANY:	EXECUTIVE:

CAPITAL GROWTH SYSTEMS, INC.

By:	GEORGE A. KING
Its:

Date: February __, 2011	Date: February __, 2011